Exhibit 99.1

SAKS INCORPORATED ANNOUNCES MARCH COMPARABLE

STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (April 8, 2010)—Retailer Saks Incorporated (NYSE: SKS) (the “Company”) today announced that owned sales totaled $238.2 million for the five weeks ended April 3, 2010 compared to $209.8 million for the five weeks ended April 4, 2009, a 13.6% increase. Comparable store sales increased 12.7% for the month.

On a quarter-to-date basis, for the two months ended April 3, 2010, owned sales totaled $410.0 million compared to $376.4 million for the two months ended April 4, 2009, an 8.9% increase. Comparable store sales increased 7.9% for the two-month period.

For March, the strongest categories at Saks Fifth Avenue stores were women’s designer and WEAR (bridge) apparel; women’s shoes; handbags; fashion jewelry; and men’s apparel, shoes, and accessories. Saks Direct and OFF 5TH performed well for the month.

March 2010 included one electronic gift card (“EGC”) promotional event at the Saks Fifth Avenue stores, and March 2009 included two EGC events.

Saks Incorporated operates 53 Saks Fifth Avenue stores, 55 Saks OFF 5TH stores, and saks.com.

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